VF CORPORATION | 1551 Wewatta St., Denver, CO 80202 | VFC.com November 12, 2020 Kontoor Brands, Inc. 400 N. Elm Street Greensboro, North Carolina 27401 Attention: Laurel Krueger Email: laurel.krueger@kontoorbrands.com Re: Transition Services Agreement Extension Dear Ms. Krueger: Reference is made to that certain Transition Services Agreement, dated as of May 22, 2019 (as amended from time to time, the “Transition Services Agreement”), between V.F. Corporation, a Pennsylvania corporation (“VF”) and Kontoor Brands, Inc., a North Carolina corporation (“Kontoor”). Capitalized terms used and not otherwise defined in this letter shall have the respective meanings ascribed to such terms in the Transition Services Agreement. 1. Service Extension. VF and Kontoor hereby acknowledge and agree that the term of the Services as set forth on Schedule 1 hereto (the “Extended Services”) shall be extended until the expiration date set forth opposite each Extended Service under the heading “Extensions Period” on Schedule 1 hereto and the Service Charge for each Extended Service shall be the amount set forth opposite each Extended Service under the heading “Extensions Period” on Schedule 1 hereto, effective as of May 22, 2021. 2. Third-Party Consents. VF may elect at its sole discretion to use its commercially reasonable efforts to obtain any consents, permits or licenses from any third party that may be required in connection with the provision of the Extended Services and Kontoor shall pay any third party fees and expenses incurred in good faith by VF in connection therewith (including but not limited to expenses (i) to extend or buy software licenses with the third party software provider and (ii) to engage a third party to draft new agreements or negotiate on VF’s behalf). If VF declines, or fails to obtain any necessary consent, permit or license, then Kontoor shall have the obligation to obtain any such consents, permits or licenses from any third party that may be required in connection with the provision of the Extended Services. VF shall not be required to provide any Extended Service hereunder to the extent the provision of such Extended Service is prevented by the failure to obtain any such consent, permit or license. Kontoor acknowledges and agrees that its obligations pursuant to Section 7.02 of the Transition Services Agreement shall include an obligation to indemnify, defend and hold harmless VF and its Affiliates and all of their respective directors, officers, employees, agents, successors and assigns against, any Damages which any such Person may sustain or incur arising out of, related to or resulting from the failure to obtain any such consent, permit or license (including but not limited to any Damages sustained or incurred by VF in providing Extended Services without a necessary consent, permit or license). DocuSign Envelope ID: 57FA71A9-4B9A-49F5-8469-2B8B5D08FB1C Exhibit 10.40

VF CORPORATION | 1551 Wewatta St., Denver, CO 80202 | VFC.com 3. Unsupported Systems. Notwithstanding anything to the contrary in this letter or in the Transition Services Agreement, Kontoor acknowledges and agrees that, due to resources risks and certain systems approaching “end of life support”, VF may not be able to provide, either at all or in accordance with the service level and other standards provided for in the Transition Services Agreement, the Extended Services set forth on Schedule 1 hereto. Accordingly, although VF agrees to use its good faith efforts to provide such Extended Services in accordance with such service level and other standards, VF shall have no liability for any failure to do so and Kontoor acknowledges and agrees that its obligations pursuant to Section 7.02 of the Transition Services Agreement shall include an obligation to indemnify, defend and hold harmless VF and its Affiliates and all of their respective directors, officers, employees, agents, successors and assigns against, any Damages which any such Person may sustain or incur arising out of, related to or resulting from the performance of any of such Extended Services, including by reason of any claim, demand, suit or recovery by any third party. 4. Service Changes. Notwithstanding anything to the contrary in this letter or the Transition Services Agreement, without VF’s prior written consent, no Service or Extended Service may be amended or terminated prior to the expiration of its term. For the avoidance of doubt, VF is not obligated to consider or consent to any amendment or early termination of any Service or Extended Service. 5. Further Service Extensions. Notwithstanding anything to the contrary in this letter or the Transition Services Agreement, unless otherwise agreed in writing by Kontoor and VF, Kontoor must provide VF at least 120 days’ advance written notice prior to the expiration of any Extended Service to request an extension of such Extended Service. Any such extension shall be effective only by the mutual written agreement of VF and Kontoor and, unless otherwise agreed in writing by VF and Kontoor, the term of the extension for such Extended Service shall be until the expiration date set forth opposite such Extended Service under the heading “Contingency Period” on Schedule 1 hereto and the Service Charge for such Extended Service during such extension shall be the amount set forth opposite such Extended Service under the heading “Contingency Period” on Schedule 1 hereto. For the avoidance of doubt, (x) VF is not obligated to extend any Extended Service and the Extended Services shall only be extended on terms mutually agreed to by VF and Kontoor and (y) in no event shall any extended Extended Service be terminated prior to the expiration of such extension and Kontoor shall in all events be required to pay the full Service Charge with respect to such Extended Service with respect to the full term thereon (as extended). 6. Visibility. Kontoor shall provide VF leadership a monthly report on Project Katalyst and related endeavors showing progress against each major project phase with relevant metrics in a form reasonably satisfactory to VF. This report will be consistent with the progress reported to the Project Katalyst Steering Committee and Kontoor executives. 7. Entire Agreement. This Agreement, the Transition Services Agreement and the other Distribution Documents (as defined in the Separation and Distribution Agreement) constitute the DocuSign Envelope ID: 57FA71A9-4B9A-49F5-8469-2B8B5D08FB1C Exhibit 10.40

VF CORPORATION | 1551 Wewatta St., Denver, CO 80202 | VFC.com entire agreement between the Parties with respect to the subject matter of this Agreement and the Transition Services Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement and the Transition Services Agreement. 8. Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by VF and Kontoor, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. 9. Miscellaneous. The provisions of Article IX of the Transition Services Agreement shall apply to this letter mutatis mutandis. Except as specifically set forth in this letter, all other terms and provisions of the Transition Services Agreement remain unaffected by the terms of this letter, and shall continue in full force and effect. Sincerely, V.F. CORPORATION By: _______________________________ Name: Laura C. Meagher Title: Executive Vice President, General Counsel and Secretary ACCEPTED AND AGREED: KONTOOR BRANDS, INC. By: ______________________________ Name: Title: DocuSign Envelope ID: 57FA71A9-4B9A-49F5-8469-2B8B5D08FB1C EVP and CFO Rustin E Welton Exhibit 10.40

SCHEDULE 1* [Schedule of Extended Services and Extension Periods] * Omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to provide a copy to the Securities and Exchange Commission or its staff upon request. Exhibit 10.40